                                                         Exhibit No. EX-99(j)(2)

                                POWER OF ATTORNEY

     The  undersigned  Officer and Trustees of The Barrett  Funds (the  "Trust")
hereby  appoint Peter H.  Shriver,  Russell O. Vernon and Paula J. Elliott (with full power to each of them to act alone) as his attorneys-in-fact and agents, in all capacities,  to execute,  deliver and file, in the names of the undersigned, any and all  instruments  that said  attorneys and agents may deem  necessary or advisable  to enable the  Registrant  to comply  with,  or register any security issued by the Registrant under the Securities Act of 1933, as amended and/or the
Investment  Company Act of 1940,  as  amended,  and the rules,  regulations  and interpretations  thereunder,  including  but not  limited  to, any  registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S.  Securities and Exchange Commission and any and all documents  required to be filed with respect  thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys, full  authority to do every act necessary to be done in order to effectuate  the same as  fully,  to all  intents  and  purposes,  as he could  do if  personally present,  thereby  ratifying  all that said  attorneys-in-fact  and  agents  may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original,  and all of which shall be deemed to be a single document.

     The undersigned  Officer and Trustees hereby execute this Power of Attorney on the 28th day of August, 2005.

               Name                               Title

       /s/Ronald E. Kfoury                        Trustee
       Ronald E. Kfoury

       /s/Edward M. Mazze, Ph.D.                  Trustee
       Edward M. Mazze, Ph.D.

       /s/Gerard E. Jones                         Trustee
       Gerard E. Jones

       /s/Peter H. Shriver                        President
       Peter H. Shriver